CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Amy Knapp
813-865-1284	813-290-6208
gregg.haddad@wellcare.com	amy.knapp@wellcare.com

WELLCARE REPORTS SECOND QUARTER 2010 RESULTS

Announces Strategic and Organizational Restructuring
to Strengthen Company’s Operating Efficiency, Quality Initiatives, and Growth Platform

Tampa, Florida (August 9, 2010) — WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the three and six months ended June 30, 2010.  As determined under generally accepted accounting principles (“GAAP”), the Company reported a second quarter 2010 net loss of $128.9 million, or $3.05 per diluted share, compared with net income of $37.0 million, or $0.88 per diluted share, for the prior year period.  The 2010 second quarter net loss arose principally due to two charges associated with the previously disclosed government investigations and related litigation, which are described below.

Adjusted net income for the second quarter of 2010, which excludes these two charges and other government investigation-related expense of $7.8 million, was $38.6 million, or $0.90 per diluted share, as compared with $59.8 million, or $1.42 per diluted share, for the same period in 2009.

“WellCare has achieved solid progress on our objectives this year, including our strategic and organizational restructuring, placing leaders in roles critical to our future, quality accreditations for our Florida health plans, and resolution of some important legal matters,” said Alec Cunningham, WellCare’s chief executive officer.  “These and other developments will drive our second half momentum in continuing to improve health care quality and access, our medical and administrative cost positions, and our growth outlook.”

In addition to results determined under GAAP, net income and certain other operating results described in this news release are reported after adjustment for certain selling, general, and administrative (“SG&A”) expenses, primarily related to previously disclosed government investigations and related litigation, that management believes are not indicative of long-term business operations.  Please refer to the schedules in this news release that provide supplemental information reconciling results determined under GAAP to adjusted results.

Strategic and Organizational Restructuring

The Company also announced today a strategic and organizational restructuring with the objective of ensuring administrative efficiency and a competitive cost structure.  The Company will allocate new resources and direct substantial investments to priority areas such as health care quality, information technology, and business development.

The restructuring includes a workforce reduction resulting from streamlining and improving business processes and operations, including the centralization and consolidation of certain functions.  The reduction affects less than 100 associates.  In addition, the Company is eliminating a significant number of open positions, while adding a smaller number of new positions.

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WCG Reports Second Quarter 2010 Results

August 9, 2010

“Changes of this nature are difficult, and we are sensitive to the potential impacts to our associates, members, government customers, and business partners,” said Cunningham.  “Nevertheless, we believe these steps will strengthen our position for future opportunities and new requirements in government-sponsored health care programs.”

Each associate affected by the workforce reduction will receive severance pay and outplacement support and will be eligible to apply for the Company’s open positions.

Charges Associated with Government Investigations and Related Litigation

As described above, the 2010 second quarter net loss arose principally due to two charges associated with the previously disclosed government investigations and related litigation.  One of the charges results from a preliminary agreement with the Civil Division of the U.S. Department of Justice and certain other government agencies to settle their pending inquiries for the total principal amount of $137.5 million.  The estimated fair value of the settlement is $134 million.  The Company previously had accrued $79 million in anticipation of a settlement.  During the second quarter, the Company accrued an additional $55 million for the settlement, based on the preliminary agreement.

Separately, WellCare announced this morning that it has reached agreement on the material terms of a settlement to resolve the claims asserted against the Company in the previously disclosed securities class action consolidated complaint.  Total principal payments under the agreement amount to $200 million.  During the second quarter, the Company accrued the $194 million estimated fair value of the settlement.

The Company believes it will be able to meet its known near-term monetary obligations, including the terms of these settlement agreements, and maintain sufficient liquidity to operate its business.  There can be no assurance that these settlements will be finalized.  In addition, the outcome of these matters may differ materially from the preliminary terms.

Highlights of Operations for the Second Quarter

Adjusted net income for the second quarter of 2010 was unfavorable in comparison to the second quarter of 2009 primarily due to the loss of gross margin from the December 31, 2009, withdrawal of the Company’s Medicare Advantage private fee-for-service (“PFFS”) plans, as well as decreased premium revenue from Medicare Advantage coordinated care plans (“CCPs”) and Medicare stand-alone prescription drug plans (“PDPs”).  These factors were offset in part by a reduction in SG&A expense, as well as improvement in the PDP medical benefits ratio (“MBR”).

Membership as of June 30, 2010, decreased to 2.2 million compared with 2.4 million members as of June 30, 2009.  Medicaid segment membership decreased by 9,000 year-over-year to 1.3 million as of June 30, 2010, driven by the withdrawal in mid-2009 from certain Florida counties and programs, but offset in part by growth in Georgia.  Medicare Advantage membership decreased year-over-year by 138,000 members.  The withdrawal from PFFS plans reduced membership by 107,000 year-over-year.  Medicare Advantage CCP membership decreased 31,000 year-over-year, principally due to the impact of the previously disclosed 2009 CMS marketing sanction.  PDP membership decreased 57,000 year-over-year, also largely due to the CMS marketing sanction.

Premium revenue for the second quarter 2010 decreased 25% year-over-year to $1.3 billion.  The decrease is attributable to the withdrawal of PFFS plans and to the impact of the 2009 CMS marketing sanction on Medicare Advantage CCP and PDP premium revenue.

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WCG Reports Second Quarter 2010 Results

August 9, 2010

Medical benefits expense was $1.1 billion, a decrease of 25% from the second quarter of 2009.  The MBR was 83.9% in the second quarter 2010, compared with 84.1% in the second quarter 2009.  Excluding the impact of premium taxes, the second quarter 2010 MBR was 84.5%, a decrease of 100 basis points from 85.5% in the second quarter of 2009.  The decrease was driven by the improved performance of the Company’s PDPs and Medicaid plans, as well as the withdrawal from PFFS plans.

SG&A expense as determined under GAAP was $405 million in the second quarter of 2010, compared with $215 million in the same period in 2009.  Adjusted SG&A expense, which excludes the government investigations and related litigation charges and expense described above, was $148 million in 2010, a decrease of 21% from $188 million in the same period last year.  The decrease in adjusted SG&A expense resulted principally from the withdrawal from PFFS plans, as well as gains in operating efficiency.  In addition, the elimination of the premium tax associated with the Georgia Medicaid program reduced SG&A expense in 2010 relative to 2009.  These favorable variances were offset in part by increased costs for Medicare Advantage CCP marketing and infrastructure investments.  Adjusted SG&A expense was 11.1% of total revenues in the second quarter of 2010, compared with 10.5% of total revenues in the same period in 2009 due primarily to a lower revenue base in 2010 resulting from the withdrawal of the Company’s PFFS plans and the impact of the 2009 CMS marketing sanction.

Cash Flow and Financial Condition Highlights

Net cash used in operating activities as determined under GAAP was $245 million and $150 million for the six month periods ended June 30, 2010 and 2009, respectively.  Net cash used in operating activities, modified for the timing of receipts from and payments to the Company’s government clients, was $121 million for the six months ended June 30, 2010, compared with $116 million of net cash provided by operating activities for the six months ended June 30, 2009.

As of June 30, 2010, unregulated cash and short-term investments were approximately $160 million.  Unregulated cash and short-term investments were approximately $121 million on March 31, 2010, $120 million on December 31, 2009, and $77 million on June 30, 2009.

Days in claims payable were 54 days as of June 30, 2010, compared with 55 days as of March 31, 2010, and 52 days as of June 30, 2009.  Excluding the impact of Medicare Advantage PFFS plans, days in claims payable were 51 days as of June 30, 2010, 50 days as of March 31, 2010, and 50 days as of June 30, 2009.

Financial Outlook

WellCare is updating its financial outlook for the year ended December 31, 2010.  Adjusted net income per diluted share now is expected to be between approximately $2.05 and $2.20, an increase from the previous guidance for adjusted net income per diluted share of between approximately $2.00 and $2.20.  The following elements of WellCare’s financial outlook are unchanged from the Company’s previous guidance.

•	Premium revenue is expected to be between approximately $5.30 and $5.40 billion.
•	The 2010 Medicaid segment MBR is anticipated to be below the 2009 MBR.
•	The 2010 Medicare Advantage segment MBR will decrease relative to the 2009 MBR.
•	The 2010 PDP segment MBR is anticipated to decrease from the 2009 MBR.
•	The adjusted administrative expense ratio is expected to be in the high 12% range.

-MORE-

WCG Reports Second Quarter 2010 Results

August 9, 2010

Webcast

A discussion of WellCare’s second quarter 2010 results will be webcast live on Monday, August 9, 2010, beginning at 8:30 a.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast and will be available for 30 days.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

About WellCare Health Plans, Inc.

WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.2 million members nationwide as of June 30, 2010.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  Our financial outlook contains forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, WellCare’s current financial outlook for 2010 and progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and reestablishing prudent, profitable growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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WCG Reports Second Quarter 2010 Results

August 9, 2010

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Premium	$1,337,937	$1,787,851	$2,691,395	$3,579,778
Investment and other income	2,712	3,427	5,207	6,761
Total revenues	1,340,649	1,791,278	2,696,602	3,586,539

Expenses:
Medical benefits	1,122,791	1,504,019	2,288,763	3,057,017
Selling, general and administrative	404,770	215,082	578,107	486,823
Depreciation and amortization	5,891	5,957	11,647	11,696
Interest	33	1,017	43	3,083
Total expenses	1,533,485	1,726,075	2,878,560	3,558,619
(Loss) Income before income taxes	(192,836)	65,203	(181,958)	27,920
Income tax (benefit) expense	(63,965)	28,198	(59,505)	27,848
Net (loss) income	$(128,871)	$37,005	$(122,453)	$72

Net (loss) income per common share:
Basic	$(3.05)	$0.89	$(2.90)	$0.00
Diluted	$(3.05)	$0.88	$(2.90)	$0.00

Weighted-average common shares outstanding:
Basic	42,308,856	41,794,997	42,252,018	41,731,915
Diluted	42,308,856	42,031,427	42,252,018	41,925,301

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WCG Reports Second Quarter 2010 Results

August 9, 2010

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2010	Dec. 31, 2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$980,264	$1,158,131
Investments	45,018	62,722
Premium and other receivables, net	316,359	285,808
Funds receivable for the benefit of members	29,298	77,851
Prepaid expenses and other current assets, net	106,226	104,079
Deferred income tax asset	33,857	28,874
Total current assets	1,511,022	1,717,465
Property, equipment and capitalized software, net	65,299	61,785
Goodwill	111,131	111,131
Other intangible assets, net	12,194	12,961
Long-term investments	42,477	51,710
Restricted investments	131,654	130,550
Deferred income tax asset	81,544	18,745
Other assets	10,480	14,100
Total Assets	$1,965,801	$2,118,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$660,149	$802,515
Unearned premiums	114	90,496
Accounts payable	8,063	5,270
Other accrued expenses and liabilities	152,304	220,562
Current portion of amounts accrued related to investigation resolution	83,672	18,192
Other payables to government partners	35,952	38,147
Income taxes payable	8,204	4,888
Total current liabilities	948,458	1,180,070
Amounts accrued related to investigation resolution	244,284	40,205
Other liabilities	17,175	17,272
Total liabilities	1,209,917	1,237,547
Commitments and contingencies		
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)		
Common stock, $0.01 par value (100,000,000 authorized, 42,427,502 and 42,361,207 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively)
	424	424
Paid-in capital	421,490	425,083
Retained earnings	336,059	458,512
Accumulated other comprehensive loss	(2,089)	(3,119)
Total stockholders’ equity	755,884	880,900
Total Liabilities and Stockholders’ Equity	$1,965,801	$2,118,447

-MORE-

WCG Reports Second Quarter 2010 Results

August 9, 2010

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; dollars in thousands)

	Six Months Ended June 30,
	2010	2009
Cash provided by (used in) operating activities:
Net (loss) income	$(122,453)	$72
Adjustments to reconcile net (loss) income to net cash used in operating activities:

Depreciation and amortization	11,647	11,696
Equity-based compensation expense	2,479	19,242
Deferred taxes, net	(67,782)	(12,025)
Changes in operating accounts:
Premium and other receivables, net	(30,551)	(162,498)
Other receivables from government partners, net	–	(58,156)
Prepaid expenses and other current assets, net	(2,147)	14,204
Medical benefits payable	(142,366)	92,181
Unearned premiums	(90,382)	(61,866)
Accounts payable and other accrued expenses	(43,703)	(78,175)
Other payables to government partners	(2,195)	16,859
Amounts accrued related to investigation resolution	246,621	32,293
Income taxes, net	(455)	36,875
Other, net	(3,327)	(698)
Net cash used in operating activities	(244,614)	(149,996)
Cash provided by (used in) investing activities:
Purchases of investments	(2,049)	(19,066)
Proceeds from sales and maturities of investments	30,603	19,183
Purchases of restricted investments	(6,777)	(26,813)
Proceeds from maturities of restricted investments	5,729	47,743
Additions to property, equipment and capitalized software, net	(6,872)	(8,198)
Net cash provided by investing activities	20,634	12,849
Cash provided by (used in) financing activities:
Proceeds from option exercises and other	989	228
Purchase of treasury stock	(3,291)	–
Payments on debt	–	(152,400)
Payments on capital leases	(138)	–
Funds received for the benefit of members	48,553	48,082
Net cash provided by (used in) financing activities	46,113	(104,090)
Cash and cash equivalents:
Decrease during the period	(177,867)	(241,237)
Balance at beginning of year	1,158,131	1,181,922
Balance at end of period	$980,264	$940,685

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$10,725	$2,829
Cash paid for interest	$–	$2,642
Property, equipment and capitalized software acquired through capital leases	$8,411	$559

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WCG Reports Second Quarter 2010 Results

August 9, 2010

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS

	As of June 30,
	2010	2009
Membership by Program
Medicaid Membership
TANF	1,071,000	1,076,000
S-CHIP	168,000	162,000
SSI and ABD	78,000	83,000
FHP	11,000	16,000
Total Medicaid Membership	1,328,000	1,337,000

Medicare Membership
Medicare Advantage	115,000	253,000
Prescription Drug Plan (stand-alone)	741,000	798,000
Total Medicare Membership	856,000	1,051,000
Total Membership	2,184,000	2,388,000

Medicaid Membership by State
Florida	420,000	452,000
Georgia	537,000	510,000
Other states	371,000	375,000
Total Medicaid Membership	1,328,000	1,337,000

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WCG Reports Second Quarter 2010 Results

August 9, 2010

WELLCARE HEALTH PLANS, INC.
SEGMENT INFORMATION
(Unaudited; dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Premium revenue:
Medicaid:
Florida	$222,427	$241,866	$446,245	$500,253
Georgia	328,645	328,923	653,726	653,847
Other states	249,626	242,970	509,760	468,837
Total Medicaid	800,698	813,759	1,609,731	1,622,937

Medicare:
Medicare Advantage plans	329,945	749,813	681,028	1,482,912
Prescription Drug plans	207,294	224,279	400,636	473,929
Total Medicare	537,239	974,092	1,081,664	1,956,841
Total Premium Revenue	$1,337,937	$1,787,851	$2,691,395	$3,579,778

-MORE-

WCG Reports Second Quarter 2010 Results

August 9, 2010

WELLCARE HEALTH PLANS, INC. UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per-share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of longer-term business trends and operations.  Following are statements of operations and related measures for the second quarters ended June 30, 2010 and 2009, as determined under GAAP, reconciled to the adjusted statements of operations and related measures for each of the same periods.

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$1,337,937	$–		$1,337,937	$1,787,851	$–		$1,787,851
Investment and other income	2,712	–		2,712	3,427	–		3,427
Total revenues	1,340,649	–		1,340,649	1,791,278	–		1,791,278

Expenses:
Medical benefits	1,122,791	–		1,122,791	1,504,019	–		1,504,019
Selling, general, and administrative	404,770	(256,456)	(a) (b) (c)	148,314	215,082	(27,383)	(a) (b)	187,699
Depreciation and amortization	5,891	–		5,891	5,957	–		5,957
Interest	33	–		33	1,017	–		1,017
Total expenses	1,533,485	(256,456)		1,277,029	1,726,075	(27,383)		1,698,692

(Loss) income before income taxes	(192,836)	256,456		63,620	65,203	27,383		92,586
Income tax (benefit) expense	(63,965)	88,997		25,032	28,198	4,609		32,807
Net (loss) income	$(128,871)	$167,459		$38,588	$37,005	$22,774		$59,779

Weighted average shares:
Basic	42,308,856	–		42,308,856	41,794,997	–		41,794,997
Diluted	42,308,856	461,131		42,769,987	42,031,427	–		42,031,427

Net (loss) income per share:
Basic	$(3.05)	$3.96		$0.91	$0.89	$0.54		$1.43
Diluted	$(3.05)	$3.95		$0.90	$0.88	$0.54		$1.42

Medical benefits ratio:
Medicaid	86.0%			86.0%	85.0%			85.0%
Medicare Advantage	78.4%			78.4%	80.1%			80.1%
Prescription Drug Plans	84.8%			84.8%	94.5%			94.5%
Aggregate	83.9%			83.9%	84.1%			84.1%

Administrative expense ratio	30.2%	-19.1%	(a) (b) (c)	11.1%	12.0%	-1.5%	(a) (b)	10.5%

Days in claims payable	54			54	52			52

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations amounted to $7.8 million and $12.4 million, in the quarters ended June 30, 2010 and 2009, respectively.

(b)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded expense of $54.7 million and $15.0 million, respectively, in the quarters ended June 30, 2010 and 2009.

(c)
Liability for securities class action litigation:  The Company recorded expense of $193.9 million in the three months ended June 30, 2010 as its estimate for the resolution of putative securities class action litigation.

-MORE-

WCG Reports Second Quarter 2010 Results

August 9, 2010

WELLCARE HEALTH PLANS, INC. UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share data)

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$2,691,395	$–		$2,691,395	$3,579,778	$–		$3,579,778
Investment and
other income	5,207	–		5,207	6,761	–		6,761
Total revenues	2,696,602	–		2,696,602	3,586,539	–		3,586,539

Expenses:
Medical benefits	2,288,763	–		2,288,763	3,057,017	–		3,057,017
Selling, general, and administrative	578,107	(257,724)	(a) (b) (c)	320,383	486,823	(83,683)	(a) (b)	403,140
Depreciation and amortization	11,647	–		11,647	11,696	–		11,696
Interest	43	–		43	3,083	–		3,083
Total expenses	2,878,560	(257,724)		2,620,836	3,558,619	(83,683)		3,474,936

(Loss) income before income taxes	(181,958)	257,724		75,766	27,920	83,683		111,603
Income tax (benefit) expense	(59,505)	89,320		29,815	27,848	11,706		39,554
Net (loss) income	$(122,453)	$168,404		$45,951	$72	$71,977		$72,049

Weighted average shares:
Basic	42,252,018	–		42,252,018	41,731,915	–		41,731,915
Diluted	42,252,018	507,320		42,759,338	41,925,301	–		41,925,301

Net (loss) income per share:
Basic	$(2.90)	$3.99		$1.09	$0.00	$1.73		$1.73
Diluted	$(2.90)	$3.97		$1.07	$0.00	$1.72		$1.72

Medical benefits ratio:
Medicaid	86.4%			86.4%	85.1%			85.1%
Medicare Advantage	78.6%			78.6%	81.7%			81.7%
Prescription Drug Plans	90.8%			90.8%	97.8%			97.8%
Aggregate	85.0%			85.0%	85.4%			85.4%
Administrative expense ratio	21.4%	-9.5%	(a) (b) (c)	11.9%	13.6%	-2.4%	(a) (b)	11.2%

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations amounted to $8.6 million and $23.9 million, in the six months ended June 30, 2010 and 2009, respectively.

(b)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded expense of $55.2 million and $59.8 million, respectively, in the six months ended June 30, 2010 and 2009.

(c)
Liability for securities class action litigation:  The Company recorded expense of $193.9 million in the six months ended June 30, 2010 as its estimate for the resolution of putative securities class action litigation.

-MORE-

WCG Reports Second Quarter 2010 Results

August 9, 2010

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Medical Benefits Ratios and Administrative Expense Ratio
to Medical Benefits Ratios and Administrative Expense Ratio Modified to Exclude Premium Taxes
and Certain Specified Expenses

The Company reports MBRs and administrative expense ratios on a non-GAAP basis that excludes premium taxes paid primarily on Medicaid managed care premium revenue, as well as certain investigation and litigation-related administrative expenses.  The Company believes that MBRs and administrative expense ratios excluding premium taxes are useful measures for investors, as premium taxes are recorded as both revenue of and expense to the Company, and therefore do not affect the Company’s operating results.  In addition, certain investigation and litigation-related administrative expenses are excluded from the administrative expense ratio, as management believes these excluded expenses are not indicative of longer term business trends and operations.

	GAAP	Adjustments (see pages 9 and 10)	Adjusted	Premium Tax Impact	Excluding Premium Taxes
	Three Months Ended June 30, 2010
Medical benefits ratio:
Medicaid	86.0%		86.0%	1.0%	87.0%
Medicare Advantage	78.4%		78.4%		78.4%
PDP	84.8%		84.8%		84.8%
Aggregate	83.9%		83.9%	0.6%	84.5%

Administrative expense ratio	30.2%	-19.1%	11.1%	-0.7%	10.4%

	Three Months Ended June 30, 2009
Medical benefits ratio:
Medicaid	85.0%		85.0%	3.1%	88.1%
Medicare Advantage	80.1%		80.1%		80.1%
PDP	94.5%		94.5%		94.5%
Aggregate	84.1%		84.1%	1.4%	85.5%

Administrative expense ratio	12.0%	-1.5%	10.5%	-1.5%	9.0%

	Six Months Ended June 30, 2010
Medical benefits ratio:
Medicaid	86.4%		86.4%	1.0%	87.4%
Medicare Advantage	78.6%		78.6%		78.6%
PDP	90.8%		90.8%		90.8%
Aggregate	85.0%		85.0%	0.6%	85.6%

Administrative expense ratio	21.4%	-9.5%	11.9%	-0.6%	11.3%

	Six Months Ended June 30, 2009
Medical benefits ratio:
Medicaid	85.1%		85.1%	2.9%	88.0%
Medicare Advantage	81.7%		81.7%		81.7%
PDP	97.8%		97.8%		97.8%
Aggregate	85.4%		85.4%	1.3%	86.7%

Administrative expense ratio	13.6%	-2.4%	11.2%	-1.3%	9.9%

Premium taxes were $9.4 million and $28.8 million, respectively, for the three months ended June 30, 2010 and 2009.
Premium taxes were $19.1 million and $53.3 million, respectively, for the six months ended June 30, 2010 and 2009.

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WCG Reports Second Quarter 2010 Results

August 9, 2010

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Net Cash (Used in) Provided by Operating Activities
to Net Cash (Used in) Provided by Operating Activities Modified
for the Timing of Receipts from and Payments to Government Clients
(Dollars in thousands)

The Company reports cash (used in) provided by operating activities on a non-GAAP basis to exclude the changes in unearned premiums, premiums and other receivables, and other receivables from and payables to government customers.  The Company believes that cash flow excluding these changes is a useful measure for investors, as the excluded changes are a function of the timing of cash receipts from and payments to federal and state government agencies at the end of a period.

	Six Months Ended June 30,
	2010	2009

Net cash used in operating activities, as reported under GAAP	$(244,614)	$(149,996)
Modifications to eliminate changes in:
Premium and other receivables, net	30,551	162,498
Other receivables from government partners, net	–	58,156
Unearned premiums	90,382	61,866
Other payables to government partners	2,195	(16,859)
Net cash (used in) provided by operating activities, modified for the timing of receipts from and payments to government clients	$(121,486)	$115,665

Reconciliation of GAAP Days in Claims Payable to Days in Claims Payable Modified
to Eliminate the Impact of Medicare Advantage Private Fee-for-Service Plans

The Company reports days in claims payable on a non-GAAP basis to exclude the impact of Medicare Advantage PFFS plans.  The Company believes that days in claims payable excluding the impact of PFFS plans is a useful measure for investors, because the Company withdrew these plans on December 31, 2009, and as a result the impact of the plans on historical operations is not necessarily indicative of the Company’s future long-term business operations.  Days in claims payable is equal to the medical benefits payable at the end of a quarter divided by average medical benefits expense per calendar day for the quarter.

	Quarters Ended
	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30 2010
Days in claims payable, as reported under GAAP	52	56	53	55	54
Modification to eliminate impact of PFFS plans	(2)	(4)	(4)	(5)	(3)
Days in claims payable, modified to eliminate the impact of PFFS plans	50	52	49	50	51

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